Exhibit 99.2

FOR IMMEDIATE RELEASE	CONTACT
December 27, 2006	Thomas T. Fleming
Chairman & CEO
215-471-2358

CORECARE SYSTEMS, INC. (Symbol: CRCS)
RELEASES OFFERING MEMORANDUM
ON PROPERTY SALE, OPERATING RESULTS
AND FILES 8K

On December 27, 2006 CoreCare Systems, Inc. released to its Shareholders, the public and Marcus & Millichap’s national network of agents and potential buyers, the Offering Memorandum on the Sale of the property known as the Blackwell Human Services Campus or formerly Kirkbride Center. The Offering Memorandum presents the financial profile of the assets for sale as well as the financial condition of the major tenant, CoreCare Systems, Inc.

As the Offering Memorandum contains historical and proforma financial statements of the Company that heretofore have not been released to the Shareholders and the public the Company has released the entire Offering Memorandum as part of is 8K report filed December 27, 2006 with the Securities and Exchange Commission. The Company anticipates filing its 10K Report for the periods fiscal year ending June 30, 2004 and June 30, 2005 shortly; followed by its fiscal year ending June 30, 2006 10K Report in early 2007.

The Corporate Office of Corecare Systems, Inc. is located at the Blackwell Human Services Campus, 111 North 49th Street, Philadelphia, Pa 19139. The Corporate Office can be reached at 215-471-2358.

Note: This release and oral statements made from time to time by Company representatives concerning the same subject matter may contain so-called “forward-looking statements.” These statements can be identified by introductory words such as “expects,” “anticipates,” “plans,” “will,” “estimates,” “forecasts,” “projects,” or words of similar meaning and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing new or proposed products or services, or future performance. Forward looking statements are often based upon assumptions of future facts or circumstances outside of the Company’s control. Many factors may cause actual results to differ from forward-looking statements including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. In particular, engagement of an investment banker should not be taken as a prediction that any type of transaction will occur.